Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation in this Registration Statement on Form S-8 of our report dated March 30, 2020, relating to the consolidated financial statements of China Pharma Holdings, Inc. as of and for the years ended December 31, 2019 and 2018, to all references to our firm included in this Registration Statement filed with the U.S. Securities and Exchange Commission on December 21, 2020.

/S/ B F Borgers CPA PC

Lakewood, Colorado

December 21, 2020